Exhibit 4.1

LIMITED WAIVER TO MARGIN LOAN AGREEMENT

This LIMITED WAIVER TO MARGIN LOAN AGREEMENT, dated as of May 14, 2026 (this “Agreement”), is entered into by and among LBC CHEETAH 6, LLC, a Delaware limited liability company (“Borrower”), each financial institution party to the Loan Agreement (as defined below) (in their respective capacities as Lenders (as such term is used in the Loan Agreement), each, a “Lender” and, collectively, the “Lenders”), BNP Paribas, New York Branch (“BNP NY”), as administrative agent (as successor to Wilmington Trust, National Association (“Wilmington Trust” and, as successor to Bank of America, N.A., in its capacity as administrative agent (the “Original Administrative Agent” and, together with Wilmington Trust, the “Preceding Administrative Agents”), together with its successors and assigns in such capacity, “Administrative Agent”), and BNP Paribas, as calculation agent (as successor to Bank of America, N.A., in its capacity as calculation agent (the “Original Calculation Agent”), together with its successors and assigns in such capacity, “Calculation Agent”).

RECITALS

WHEREAS, Borrower, the lenders party thereto, Administrative Agent (as successor to the Preceding Administrative Agents) and Calculation Agent (as successor to the Original Calculation Agent) entered into that certain Margin Loan Agreement, dated as of August 31, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Liberty Broadband is party to that certain Agreement and Plan of Merger, dated as of November 12, 2024 (the “Merger Agreement”), by and among Liberty Broadband, Charter, Fusion Merger Sub 1, LLC and Fusion Merger Sub 2, Inc.;

WHEREAS, upon the occurrence of a Share Price Event or a Potential Adjustment Event arising solely due to a Share Price Event, the Calculation Agent and the Required Lenders have rights under the Loan Agreement to make adjustments to certain terms thereunder, including, without limitation, the definitions of Minimum Price, Maximum Share Number, Issuer Delisting, Issuer Event, Issuer Merger Event, Issuer Tender Offer, Issuer Trading Suspension, Share Price Event, LTV Margin Call Level, Initial LTV Level, LTV Reset Level; and

WHEREAS, Borrower hereby requests the Lenders to waive and undertake not to exercise their rights set out under the Loan Agreement with respect to the occurrence of a Share Price Event and any Potential Adjustment Event arising solely due to a Share Price Event (the “Limited Waiver”).

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Definitions. Except as expressly provided herein, capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings set forth for such terms in the Loan Agreement.
SECTION 2.Limited Waiver. Upon satisfaction of the conditions in Section 3 below, the Lenders hereby agree to the Limited Waiver. The Limited Waiver shall remain in effect until the earlier of (a) the date that is six (6) months after the Effective Date and (b) the date on which the Merger Agreement is terminated. The Limited Waiver is strictly limited to the matters expressly described in this Agreement and does not constitute a waiver of (a) any other covenant, term or condition of any Loan Document or (b) any Default or Event of Default.

SECTION 3. Conditions to Effectiveness. This Agreement (and the waiver in Section 2) shall become effective on the date (the “Effective Date”) on which all the conditions set forth in this Section 3 shall have been satisfied or waived by the Lenders and, as applicable, Administrative Agent:
3.1	Administrative Agent shall have executed this Agreement, in its capacity as Administrative Agent, and shall have received counterparts of this Agreement executed by Borrower, each Lender and the Calculation Agent.
3.2	Administrative Agent shall have received a voluntary prepayment of the Loans in accordance with the Voluntary Prepayment Notice delivered to the Administrative Agent on May 12, 2026.
3.3	Borrower shall have paid all reasonable, documented and out-of-pocket fees, charges and disbursements of counsel to the Lenders and Agents to the extent invoiced at least two (2) Business Days prior to the Effective Date; provided that such amount shall not thereafter preclude a final settling of accounts between Borrower, such Lenders and Agents; provided, further that, in each case, in the case of legal fees and expenses, such fees and expenses shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel to Agents and the Lenders, taken as a whole.
SECTION 4.Representations and Warranties of Borrower. By its execution of this Agreement, Borrower hereby represents and warrants to the Lenders, Administrative Agent and Calculation Agent that, as of the Effective Date:
4.1	The execution, delivery and performance by Borrower of this Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of its respective Organization Documents; (b) result in any breach, or default under, any Contractual Obligation to which it is a party or by which it is bound; (c) result in the creation or imposition of any Transfer Restriction or Lien on the Collateral (other than the Permissible Transfer Restrictions) under, or require any payment to be made under, any Contractual Obligation; (d) violate any written corporate policy of any Issuer applicable to Borrower or, to Borrower’s knowledge, affecting Borrower; (e) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower is subject; or (f) violate any Law, except, in the case of clauses (b), (d), (e), and (f) above, where any such breach or violation, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.
4.2	No Default exists as of the date hereof.
SECTION 5.Validity of Obligations and Liens; Reaffirmation.
5.1	Validity of Obligations. Borrower hereby ratifies and reaffirms the validity, enforceability and binding nature of the Obligations.
5.2	Validity of Liens and Loan Documents. Borrower hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted in the Security Agreement to secure the Obligations and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” (and each reference in the Loan

Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Loan Agreement.
SECTION 6.Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement. The words “execute”, “execution”, “signed”, “signature” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it.
SECTION 7. Execution of Agreement. This Agreement shall be executed by Borrower, Administrative Agent, Calculation Agent and each of the Lenders. Execution of this Agreement by any Person constitutes the agreement of such Person to the terms of (and results in such Person being bound by) this Agreement.
SECTION 8. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
SECTION 9.Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement is a Loan Document.
SECTION 10.No Discharge. This Agreement shall not discharge or release the obligations of any Person party to any Loan Document or discharge or release any security under any Loan Document. Nothing herein contained is intended by the parties to be, or shall be, construed as a substitution or novation of the instruments, documents and agreements securing the Obligations, including but not limited to the Control Agreement, which shall remain in full force and effect. Nothing in this Agreement shall be construed as a release or other discharge of Borrower from any of its obligations and liabilities under the Loan Documents, all of which are continued on the terms set forth in the Loan Agreement, the Control Agreement and the other Loan Documents.
SECTION 11.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO, OR INCIDENTAL TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
SECTION 12.SUBMISSION TO JURISDICTION; WAIVERS; ETC.
12.1	SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS

PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
12.2	WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 12.1. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
12.3	SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE LOAN AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
12.4	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
SECTION 13.Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
SECTION 14.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (to the extent permitted by Section 10.06 of the Loan Agreement).
SECTION 15. Authorization and Direction. By its signature below, each of the Lenders hereby authorizes and directs Administrative Agent and Calculation Agent to execute and deliver this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LBC CHEETAH 6, LLC, as Borrower

By: LMC Cheetah 1, LLC, as sole
member and a manager of LBC CHEETAH 6, LLC

By: Liberty Broadband Corporation, as sole member and manager of LMC
CHEETAH 1, LLC

By:	/s/ Jessica Moore
Name:	Jessica Moore
Title:	Vice President and Assistant Treasurer

[Signature Page to Limited Waiver to Cheetah 6 Margin Loan Agreement]

BNP PARIBAS, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Robert McDonald
Name:	Robert McDonald
Title:	Managing Director

By:	/s/ John Nunziata
Name:	John Nunziata
Title:	Managing Director

BNP PARIBAS, as Calculation Agent and a Lender

By:	/s/ Robert McDonald
Name:	Robert McDonald
Title:	Managing Director

By:	/s/ John Nunziata
Name:	John Nunziata
Title:	Managing Director

[Signature Page to Limited Waiver to Cheetah 6 Margin Loan Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Tanya Crossly
Name:	Tanya Crossly
Title:	Managing Director

By:	/s/ Lydie Michel
Name:	Lydie Michel
Title:	Managing Director

Mizuho Bank, Ltd., as a Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Managing Director

[Signature Page to Limited Waiver to Cheetah 6 Margin Loan Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Christopher Amery
Name:	Christopher Amery
Title:	Managing Director

JPMoRGAN CHASE BANK, N.A., LONDON BRANCH, as a Lender

By:	/s/ Chelsea H. Huang
Name:	Chelsea H. Huang
Title:	Executive Director

[Signature Page to Limited Waiver to Cheetah 6 Margin Loan Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Trevor Randolph
Name:	Trevor Randolph
Title:	Managing Director

[Signature Page to Limited Waiver to Cheetah 6 Margin Loan Agreement]

BANCO SANTANDER, s.A., as a Lender

By:	/s/ Steven Winnert
Name:	Steven Winnert
Title:	Authorized Signatory

By:	/s/ William Brett
Name:	William Brett
Title:	Authorized Signatory

[Signature Page to Limited Waiver to Cheetah 6 Margin Loan Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:	/s/ Jared McKinney
Name:	Jared McKinney
Title:	Managing Director

[Signature Page to Limited Waiver to Cheetah 6 Margin Loan Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Eric Natelson
Name:	Eric Natelson
Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Joel Carter
Name:	Joel Carter
Title:	Managing Director

[Signature Page to Limited Waiver to Cheetah 6 Margin Loan Agreement]

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Sebastian Dehar
Name:	Sebastian Dehar
Title:	Managing Director

[Signature Page to Limited Waiver to Cheetah 6 Margin Loan Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jeffrey Minnich
Name:	Jeffrey Minnich
Title:	Managing Director

[Signature Page to Limited Waiver to Cheetah 6 Margin Loan Agreement]